Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-208305 on Form F-3 of our report dated April 7, 2017, relating to the consolidated financial statements of Euroseas Ltd. and subsidiaries, appearing in this Annual Report on Form 20-F of Euroseas Ltd. for the year ended December 31, 2016.

/s/ Deloitte Certified Public Accountants S.A.
Athens, Greece
April 7, 2017